Exhibit 10.1

THE PARTIES TO THIS AGREEMENT ARE:

The Company: " Green Supplements Online Inc." 112 N. Curry Street, Carson City NV 89703.

The Distributer: " Green Medicine Inc." 2360 Corporate circle , suite 400, Henderson NV 89074

WHEREAS, the Company desires to sell the nutrition products to Distributer.

NOW, THEREFORE, the parties hereto mutually agree as follows:

SECTION 1. APPOINTMENT The Company hereby appoints the Distributor and the Distributor hereby accepts appointment as a nonexclusive independent agent authorized to sell the nutrition products on the terms and conditions contained in the Agreement.

SECTION 2 RELATIONSHIP OF PARTIES The Distributor is an independent contractor and not an employee of the company and all obligations of the Distributor performed hereunder shall be fulfilled as an independent contractor. In addition, except as specifically provided herein, the Representative is not the representative or the agent of the Company for any purpose whatsoever and has no power or authority to incur any debt, obligation or liability on behalf of the Company.

2.1 Except as otherwise provided, the Company neither has nor reserves any right or power to exercise any direction, control or determination over the manner, means or methods of the Distributor's activities and objectives in his operations, other than to review the sales results of the Distributor.

2.2 As an independent contractor, the Distributor is responsible for filing all necessary federal, state and local tax returns and paying all applicable income taxes. The Distributor will not be treated as an employee with respect to any services or federal tax purposes and for state tax purposes and warrants that he understands his federal, state and local tax obligations.

2.3 The Distributor understands that he is not an employee of the company, that the Company is not obligated to provide any benefits to him, and that he is not entitled to any benefits except such benefits as the company chooses to provide to Distributors. The Distributor further understands that he is not entitled to any compensation in connections with the Agreement except for the commission payments provided in Section 5.

2.4 All sales promotion expenses, selling expenses and any other incidental expenses incurred by the Distributor in selling the Products, including but not limited to transportation costs for any Products used by the Distributor for demonstration purposes, are the sole responsibility of the Distributor.

SECTION 3 PRICES AND TERMS

3.1 The Distributor is authorized to sell Products only at such prices and upon such terms and conditions as may be established by the Company from time to time.

3.2 The Distributor acknowledges that the Company's names, trademarks, patents, and trade names, slogans, symbols, and color schemes are the property of the Company and the Distributor shall not use or display names, trademarks, patents, trade names, slogans, symbols, or color schemes of the Company or permit the same to be displayed in connection with any other business carried on by the Distributor.

SECTION 4 COMMISSIONS As full compensation for the distributor's performance under the agreement, the Distributer will get discount in the amount of 30% from the prices advertised on Company web site.
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SECTION 5 TERMINATION The Company or the Distributer may terminate the Agreement by providing no less than 30 days resignation notice in writing. The agreement is valid for a period of 12 months from effective date. The Company has an option to extend the terms for an additional 12 months on the same terms and condition.

SECTION 6 APPLICABLE LAW

The Agreement shall be governed and construed by the laws of the state of Nevada. If any provision of the Agreement is unforceable or invalid, the Agreement shall be ineffective only to the extent of such provision and the validity of the remaining provisions of the Agreement shall not be affected. The right to amend the content of this Agreement is reserved by the Company, and amendments may be published when deemed necessary.

This agreement constitutes the whole agreement between the parties and any alteration must be in writing and signed by both parties. This Agreement (the "Agreement") is entered into effect this June 10, 2013.


/s/ Vyacheslav Semenets
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Green Supplements Online Inc ("Company")/VYACHESLAV SEMENETS


/s/ Roman Blazevics
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Green Medicine Inc ("Distributor")/ROMAN BLAZEVICS